Exhibit l.2

[Letterhead of Sutherland Asbill & Brennan LLP]

July 6, 2011

Solar Capital Ltd.

500 Park Avenue

New York, NY 10022

Re:	Solar Capital Ltd.
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Solar Capital Ltd., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 on March 21, 2011 (File No. 333-172968)(as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $1,000,000,000 in aggregate offering amount of (i) shares (“Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company (“Preferred Shares”), (iii) debt securities (“Debt Securities”), (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”), and (v) units comprised of one or more Common Shares, Preferred Shares, Debt Securities and/or Warrants (“Units,” and together with the Common Shares, the Preferred Shares, the Debt Securities and the Warrants, the “Securities”). The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement” ) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Articles of Amendment and Restatement of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “Charter”);

(ii)	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

Solar Capital Ltd.

July 6, 2011

(iii)	A form of indenture pertaining to the Debt Securities, to be entered into by and between the Company and the trustee named therein (the “Trustee”), in the form filed as an exhibit to the Registration Statement (the “Indenture”);

(iv)	A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “Certificate of Good Standing”); and

(v)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”) and the laws of the State of New York that are, in our experience, applicable to the Securities, in each case as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdictions or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to (i) any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement, (ii) enforceability to the extent it may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing, and (iii) enforcement of rights to indemnity and contribution to the extent it may be limited by federal or state securities laws or principles of public policy.

Solar Capital Ltd.

July 6, 2011

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

1.	Assuming that (i) each of the Indenture and a supplemental indenture containing the specific terms and conditions of the Debt Securities to be issued (a “Supplemental Indenture”) have been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture, (ii) such Supplemental Indenture constitutes a valid and legally binding obligation of each of the Company and the Trustee, (iii) the final terms of the Debt Securities have been duly established and approved by all necessary corporate action on the part of the Company and in accordance with the terms of the Indenture, (iv) the terms of the Debt Securities as established and the issuance thereof comply with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), and (v) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, as modified by such Supplemental Indenture, and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company.

2.	Assuming that (i) a Warrant Agreement (the “Warrant Agreement”) pertaining to the Warrants, including any amendments or supplements thereto, has been duly authorized, executed and delivered by each of the Company and the warrant agent named therein (the “Warrant Agent”), (ii) the Warrant Agreement constitutes a valid and legally binding obligation of each of the Company and the Warrant Agent, (iii) the final terms of the Warrants have been duly established and approved by all necessary corporate action on the part of the Company, (iv) the terms of the Warrants as established and the issuance thereof comply with the requirements of the 1940 Act, and (v) the Warrants have been duly delivered to and paid for by the purchasers thereof, the Warrants will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                Respectfully submitted,

                /s/ SUTHERLAND ASBILL & BRENNAN LLP